EXHIBIT 10.4

FINANCING AGREEMENT

BY AND AMONG

ABTECH HOLDINGS, INC.,

a Nevada corporation

AND

THE DEBT HOLDERS AND PURCHASERS

set forth on EXHIBIT A

DATED October 19, 2015

FINANCING AGREEMENT

This FINANCING AGREEMENT (this “Agreement”) is dated October 19, 2015, by and among Abtech Holdings, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), those holders of Company debt set forth on Exhibit A (individually a “Debt Holder” and collectively with one another, the “Debt Holders”) and those purchasers of Company common stock set forth on Exhibit A (individually, a “Purchaser” and collectively with one another, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company’s management and members of its Board of Directors have been in arms-length discussions with its Debt Holders and the Company’s Board of Directors has deemed it in the best interest of the Company and its stockholders to convert the outstanding debt held by the Debt Holders as set forth in this Agreement and the Conversion Agreement in the form attached hereto as Exhibit B;

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to raise additional capital through an exempt private offering to certain accredited investors as set forth in the form of Securities Purchase Agreement attached hereto as Exhibit C;

WHEREAS, the Company, the Debt Holders, and the Purchasers desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound, agree as follows:

DEFINITIONS

Section 1.1           Definitions.

When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

“Closing Share Price” means a fixed price per share of $0.035 for the Company’s common stock which is approximately equal to the average VWAP for the calendar week immediately preceding the date of this Agreement. After execution of this Agreement and the Stage One Closing, the Closing Share Price will be adjusted for any Securities Purchase Agreements signed thereafter, provided they are received by the Company prior to the Stage Two Closing, to equal the average VWAP for the calendar week immediately preceding the date on which such Securities Purchase Agreement is executed. In the event that an adjusted Closing Share Price is used after the Stage One Closing and it is less than the initial Closing Share Price set at the time of the Stage One Closing, the Purchasers set forth on Schedule 2.1(a)(ii) shall receive additional shares of Company common stock (at no cost) to account for the lower adjusted Closing Share Price so that, after taking into account such additional share issuance, the Purchasers set forth on Schedule 2.1(a)(ii) shall have received their aggregate shares at an average purchase price equal to the adjusted Closing Share Price.

“Confidential Information” means confidential information of the Company and its business, including customer and supplier lists, operation policies and methods, pricing and cost policies, marketing plans, financials, information related to legal matters, and other confidential information.

“Conversion Terms” means the final terms that each Debt Holder and the Company have agreed upon as set forth in each final executed Conversion Agreement, which shall be in the form attached hereto as Exhibit B. The parties understand that, although based on the form of Conversion Agreement attached hereto as Exhibit B, the Company and each Debt Holder will negotiate the specific terms of each conversion and that such specific terms may be different among the Debt Holders. Accordingly, the parties acknowledge that the Company may offer debt conversion terms to Debt Holders at a discount of up to10% of the Closing Share Price of the Offering. For the avoidance of doubt, as of October 19, 2015, such discounted conversion price is set at $0.032 per share of the Company’s common stock. Further, the Company may choose to make the debt conversions effective only upon the Company receiving the Minimum Offering Amount.

“Offering” means the offering of the Company’s common stock in Stage One and Stage Two of the transactions contemplated by this Agreement. Such offering of Company common stock will not exceed $5,000,000, however the Company reserves the right to increase the amount of the Offering by up to 20% or $1,000,000, at its sole discretion, upon approval by the Company’s, Board of Directors, and the price per share will be the Closing Share Price (which is subject to adjustment as set forth in the definition of Closing Share Price). In the event the offering extends past October 21, 2015, any related purchases must be for a minimum aggregate amount of $500,000 of Company common stock valued at the Closing Share Price. In no event will the offering extend past the Stage Two Closing unless authorized by the Company, in its sole discretion. The parties acknowledge that the Company has sole discretion to accept or reject any Securities Purchase Agreement and such rejection is not a violation of the terms of this Agreement.

“Permitted Transferee” means, (i) with respect to any Debt Holder or Purchaser who is an individual, any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Debt Holder or Purchaser, the beneficiaries of which, or a corporation or partnership, the shareholders or partners of which, include only such Debt Holder or Purchaser and any spouse, lineal descendant, sibling, parent or heir of such Debt Holder or Purchaser, and (ii) with respect to any Debt Holder or Purchaser that is an entity, any general or limited partner, member, shareholder or affiliate of such Debt Holder or Purchaser, the beneficiaries of which include only such general or limited partner, member, shareholder or affiliate.

“Tag-Along Portion” means, for any Tagging Person in a Tag-Along Sale, the maximum number of shares of Company common stock proposed to be sold by the applicable Tag-Along Seller in such Tag-Along Sale multiplied by the Tag-Along Pro Rata Share.

“Tag-Along Pro Rata Share” means a fraction, the numerator of which is the aggregate ownership of shares of Company common stock held by the Tagging Person immediately prior to such Tag-Along Sale and the denominator of which is the aggregate ownership of shares of Company common stock held by all Debt Holders and Purchasers in this Agreement at such time.

“VWAP” means, for any date, the daily volume weighted average price of the Company common stock for such date as quoted on the OTC Bulletin Board as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time).

ARTICLE II
THE Transaction

Section 2.1           The Transaction. The transactions contemplated by this agreement will take place in two stages as follows:

(a)          Stage One. Upon execution of this Agreement:

(i)           Golden Properties Ltd and Alexander Mouldovan, each a Debt Holder, will provide executed Conversion Agreements in the forms attached hereto as Exhibit B (each subject to further negotiation by such parties of specific terms and conditions), converting, as of the date of this Agreement, $3,719,648.80 of principal and interest owed into 116,239,025 shares of the Company’s common stock and $225,433.26 of principal and interest owed into 7,044,789 shares of the Company’s common stock, respectively;

(ii)         the Purchasers set forth on Schedule 2.1(a)(ii) shall have provided the Company with executed Securities Purchase Agreements, which shall be effective as of the date of this Agreement and include the terms of the Offering, in the forms attached hereto as Exhibit C (each subject to further negotiation by such parties of specific terms and conditions) for an aggregate amount of $2,500,000 of Company common stock (the “Minimum Offering Amount”) and the Company has received such amount, subject to any credit pursuant to Section 2.3; and

(iii)        the Company shall have received executed Conversion Agreements in the form of Exhibit B from the remaining Debt Holders listed on Schedule 2.1(a)(iii), which will include the Conversion Terms and will be effective at the Stage Two Closing (defined below).

The Conversion Agreements and the Securities Purchase Agreements referred to in this Section 2.1(a) shall collectively be referred to as the “Stage One Closing Documents.” Upon execution of this Agreement and the Company’s simultaneous receipt of the Stage One Documents, Stage One of the transactions contemplated by this Agreement will be deemed closed (the “Stage One Closing”).

(b)          Information Statement. As promptly as practicable following the Stage One Closing, the Company shall prepare and file an information statement with the Securities and Exchange Commission (the “Information Statement”).

(c)          Written Consent of Stockholders. As promptly as practicable after the Stage One Closing, a majority of the Company’s stockholders (as adjusted for the transactions contemplated in Section 2.1(a)), including those Debt Holders and Purchasers referenced in Sections 2.1(a)(i) and 2.1(a)(ii), will execute an action by written consent to approve an increase to the shares of Common stock that the Company is authorized to issue from 300,000,000 to 800,000,000 (the “Consent”). At the appropriate time, the Company will file an amendment to its Articles of Incorporation, as amended, reflecting the actions approved by the Consent.

(d)          Stage Two. After the Stage One Closing and until Stage Two of this Agreement is closed, the Company will continue to offer shares of its common stock to the Debt Holders, Purchasers, and certain other accredited investors for purchase at the Offering terms pursuant to the form of Securities Purchase Agreement attached hereto at Exhibit C. Subject to the conditions set forth in Article VI, Stage Two of this Agreement will close as promptly as practicable after a 20 calendar day period from the filing of the Information Statement (or such other period of time as the Securities and Exchange Commission may require) or until November 10, 2015, whichever is later (the “Stage Two Closing”). The Conversion Agreements provided by the Debt Holders listed on Schedule 2.1(a)(iii) prior to the Stage One Closing will be effective at the Stage Two Closing and the debt referenced therein will be converted into the number of shares of Company common stock set forth on Schedule 2.1(a)(iii). The Securities Purchase Agreements referred to in this Section 2.1(d) shall collectively be referred to as the “Stage Two Closing Documents” (the Stage Two Closing Documents, together with the Stage One Transaction Documents and this Agreement, the “Transaction Documents”). The Company may extend the Stage Two Closing date at its sole discretion. The parties further acknowledge that the Company has sole discretion to accept or reject any Securities Purchase Agreement and such rejection is not a violation of the terms of this Agreement.

Section 2.2           Closing; Closing Deliverables.

(a)          At the Stage One Closing, the Debt Holders and Purchasers shall cause to be delivered to the Company:

(i)          an executed signature page to this Agreement by each Debt Holder and Purchaser; and

(ii)        the final Stage One Closing Documents executed by the applicable Purchasers and Debt Holders referenced in Section 2.1(a) along with any funds required to be paid by such Purchasers, subject to any credit pursuant to Section 2.3.

(b)         At the Stage One Closing, the Company shall deliver:

(i)          to each Debt Holder and Purchaser, an executed signature page to this Agreement;

(ii)         to the applicable Purchasers and Debt Holders referenced in Section 2.1(a), the final Stage One Closing Documents executed by the Company;

(iii)        a stock certificate for 116,239,025 shares of Company common stock issued to Golden Properties Ltd; and

(iv)        a stock certificate for 7,044,789 shares of Company common stock issued to Alexander Mouldovan.

(c)         At the Stage Two Closing, the Debt Holders and Purchasers shall cause to be delivered to the Company:

(i)          the Consent executed by the Debt Holders that converted their outstanding debt into common stock of the Company as set forth in Section 2.1(a)(i) and the Purchasers set forth on Schedule 2.1(a)(ii);

(ii)         the final Stage Two Closing Documents executed by the applicable Purchasers referenced in Section 2.1(d) along with any funds required to be paid by such Purchasers; and

(iii)        such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(d)          At the Stage Two Closing, the Company shall cause to be delivered to the applicable Purchasers referenced in Section 2.1(d):

(i)          executed versions of the final Stage Two Closing Documents.

Section 2.3           Credit to Minimum Offering Amount.

(a)          In the event a Purchaser provided the Company with funds to be applied towards the Minimum Offering Amount prior to the execution of this Agreement and the Stage One Closing, the funds due the Company at the Stage One Closing to satisfy the Minimum Offering Amount will be credited by such amount. Schedule 2.3(a) reflects this credit and the remaining amount due to satisfy the Minimum Offering Amount as of the date of this Agreement and the Stage One Closing.

(b)          In consideration for providing funding prior to the execution of this Agreement and the Stage One Closing, the Purchaser will receive the Company common stock at the Closing Share Price. In the event neither the execution of this Agreement nor the Stage One Closing occurred, the Company agreed, at its option, to either (i) refund the amount provided prior to execution of this Agreement; or (ii) give the purchaser the option to either (a) receive common stock for the amount provided at a purchase price equal to the average closing price of the Company’s common stock for the 5 trading days prior to the date that such amount was provided to the Company; or (b) receive a junior secured promissory note from the Company for the prepayment amount with such note having an interest rate of 7.5% and a term of one year. Further, if the Company accepted any funds more than 5 business days before the Stage One Closing, the Company agreed to issue a three-year warrant for the purchase of one (1) share of the Company’s common stock for each dollar prefunded, with such warrant having an exercise price equal to two times the average closing price of the Company’s common stock for the 5 trading days prior to the date such amount was provided to the Company. For the avoidance of doubt, as of September 15, 2015 that price was set at $0.10 per share through September 20, 2015. Schedule 2.3(b) reflects the warrants issued and the material terms of such warrants.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Debt Holders and Purchasers:

Section 3.1           Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in Arizona.

Section 3.2           Power and Authority. (a)          The Company has all corporate power and authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it.

(b)          The Company has all corporate power and authority necessary to execute, deliver and perform the Transaction Documents to which it is a party.

Section 3.3           Authorization. The Company is duly authorized to execute and deliver and to perform its obligations under each Transaction Document to which it is a party, subject to, in the case of the actions that require the Consent. The execution, delivery and performance by the Company of each Transaction Document to which it is a party do not and will not (a) require any material consent or approval of any governmental agency or authority; (b) conflict in any material respect with or result in any material violation of or material default under (i) any provision of applicable law, (ii) the charter, by-laws or other organizational documents of the Company or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any of their respective properties or (c) require, or result in, the creation or imposition of any lien on any asset of the Company.

Section 3.4           Reports. Since October 1, 2014, (i) the Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission, and (ii) the Company will file prior to the Stage Two Closing all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission prior to such time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DEBT HOLDERS AND PURCHASERS

Each Debt Holder and each Purchaser hereby jointly and severally represent and warrant to the Company as follows as of the date hereof and as of the Stage Two Closing:

Section 4.1           Organization. To the extent applicable, each Debt Holder and Purchaser is validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in each jurisdiction where, because of the nature of each entities’ activities or properties, such qualification is required.

Section 4.2           Power and Authority.

(a)          To the extent applicable, each Debt Holder and Purchaser has all corporate power and authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it.

(b)          To the extent applicable, each Debt Holder and Purchaser has all corporate power and authority necessary to execute, deliver and perform each Transaction Document to which it is a party.

Section 4.3           Authorization; No Conflict.

(a)          Each applicable Debt Holder and Purchaser is duly authorized to execute and deliver each Transaction Document to which it is a party and to perform its obligations under each Transaction Document to which it is a party.

(b)          The execution, delivery and performance by each applicable Debt Holder and Purchaser of each Transaction Document to which it is a party, does not and will not (a) require any material consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict in any material respect with or result in any material violation of or material default under (i) any provision of applicable law, (ii) its charter, by-laws or other organizational documents, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon it or any of its properties or (c) require, or result in, the creation or imposition of any lien on any asset of an applicable Debt Holder or Purchaser.

Section 4.4           Due Execution and Delivery.

Each applicable Debt Holder and Purchaser has duly executed and delivered each of the Transaction Documents to which it is a party.

Section 4.1           Validity; Binding Nature.

This Agreement and each other Transaction Document to which either of Debt Holder or Purchaser is a party is the legal, valid and binding obligation of such person, enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

ARTICLE V

COVENANTS

Section 5.1           Confidentiality. Each Debt Holder and Purchaser acknowledges that they have had and may in the future have access to Confidential Information that will as of the Stage One Closing and Stage Two Closing be valuable, special and unique assets of the Company. Each Debt Holder and Purchaser agrees, at all times, to, and shall cause their affiliates, officers, directors, employees and agents to: (a) treat and hold as confidential (and not disclose or provide access to any person or to use) any Confidential Information, (b) if a Debt Holder, Purchaser or any such affiliate, officer, director, employee or agent becomes legally compelled to disclose any such Confidential Information, provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other remedy, and (c) promptly furnish to the Company any and all copies (in whatever form or medium) of all such Confidential Information then in the possession of such Debt Holder or Purchaser or any such affiliate, officer, director, employee or agent and destroy any additional copies then in their possession of such information and of analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof. This Section 5.1, however, shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by a Debt Holder or Purchaser or any of their affiliates, officers, directors, employees or agents. Each Debt Holder and Purchaser acknowledges and agrees that the Company’s remedies at law for any breach or threatened breach of this Section 5.1 are inadequate, and that in addition to such remedies, the Company shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach without the need to demonstrate that monetary damages are inadequate.

Section 5.2           Public Announcements.

Each Debt Holder and Purchaser shall (a) consult with the Company before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, (b) provide to the Company for review a copy of any such press release or public statement, and (c) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the Company.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1           Conditions to the Obligations of the Debt Holders and Purchasers.

The obligations of the Debt Holders and Purchasers to consummate the transactions contemplated in Section 2.1(d) are subject to the satisfaction by the Company, on or prior to the Stage Two Closing, of the following further conditions:

(a)          Performance. All of the agreements and covenants of the Company to be performed prior to the Stage Two Closing pursuant to this Agreement shall have been duly performed in all material respects.

(b)          Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and correct in all material respects at and as of the Stage Two Closing as if made at and as of such time (other than those representations and warranties made as of a specified date, which such representations and warranties shall be true and correct in all material respects as of such specified date and other than those qualified by materiality, which shall be true and correct in all respects).

(c)          Closing Deliverables. The Company shall have delivered or caused to be delivered to the applicable Debt Holders and Purchasers, the items set forth in Section 2.2(d).

Section 6.2           Conditions to the Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Stage Two Closing, of the following further conditions:

(a)          Performance. All of the agreements and covenants of the Debt Holders and Purchasers to be performed prior to the Stage Two Closing pursuant to this Agreement shall have been duly performed in all material respects.

(b)          Representations and Warranties. The representations and warranties of the Debt Holders and Purchasers contained in Article IV shall be true and correct in all material respects at and as of the Stage Two Closing as if made at and as of such time.

(c)          Closing Deliverables. The Debt Holders and Purchasers shall have delivered or caused to be delivered to the Company, the items set forth in Section 2.2(c).

(d)         Approvals.         The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement and the Consent representing a majority of the Company’s stockholders shall have been received by the Company.

(e)          Amendment to Articles of Incorporation.         The Company shall have filed an amendment to its Articles of Incorporation with the Nevada Secretary of State increasing the authorized amount of its common stock from 300,000,000 to 800,000,000.

(f)          Information Statement. The Information Statement referenced in Section 2.1(b) shall have been filed by the Company and cleared, to the Company’s satisfaction, by the Securities and Exchange Commission.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1           Termination. The parties acknowledge that Stage One of this Agreement is deemed closed upon signing of this Agreement. The covenants and agreements as they relate to Stage Two of the Agreement may be terminated and abandoned at any time prior to the Stage Two Closing by mutual written consent of the parties or by the Company if the conditions set forth in Section 6.2 hereof are not satisfied prior to the Stage Two Closing.

ARTICLE VIII

TAG ALONG RIGHTS

Section 8.1           Tag-Along Rights.

(a)         Subject to Section 8.1(g), if Golden Properties Ltd (the “Tag-Along Seller”) proposes to sell or otherwise transfer more than 50% of the then outstanding shares of the Company’s common stock to any third party or third parties (a “Tag-Along Sale”):

(i)          the Tag-Along Seller shall provide each Purchaser and Debt Holder that is a party to this Agreement written notice of the terms and conditions of such proposed transfer (“Tag-Along Notice”) and offer each Purchaser and Debt Holder the opportunity to participate in such sale or transfer in accordance with this Section 8.1, and

(ii)         each Purchaser and Debt Holder may elect, at its option, to participate in the proposed transfer in accordance with this Section 8.1 (each such electing Purchaser and Debt Holder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of shares of Company common stock proposed to be sold by the Tag-Along Seller and all other shares of Company common stock subject to the offer (“Tag-Along Offer”), the consideration for which the sale or transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed third party transferee to purchase Company common stock from in accordance with this Section 8.1.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) business days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request and require that the Tag-Along Seller include in the proposed transfer up to the number of shares of Company common stock constituting its Tag-Along Portion of the shares of Company common stock and the Tag-Along Seller shall include the number of shares of Company common stock proposed to be transferred by the Tag-Along Seller as set forth in the Tag-Along Notice, reduced by the aggregate number of shares of Company common stock to be sold by all Tagging Persons. Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the shares of Company common stock to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the shares of Company common stock of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to transfer such shares of Company common stock on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

If, at the end of a 60-day period after the Tag-Along Date, the Tag-Along Seller has not completed the transfer of all such shares of Company common stock on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) promptly return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the shares of Company common stock that such Tagging Person delivered for transfer pursuant to this Section 8.1(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any transfer of shares of Company common stock without again complying with this Section 8.1(a).

(b)          Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the shares of Company common stock of the Tagging Persons transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(c)          If at the termination of the Tag-Along Notice Period any Purchaser and Debt Holder shall not have elected to participate in the Tag-Along Sale, such Purchaser and Debt Holder shall be deemed to have waived its rights under Section 8.1(a) with respect to, and only with respect to, the transfer of its shares of Company common stock pursuant to such Tag-Along Sale.

(d)          If (i) any Purchaser and Debt Holder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion (the “Excess Portion”), the Tag-Along Seller shall notify the Tagging Persons who desire to sell their Tag-Along Portion (but not less than such amount) (a “Fully Participating Tagging Person”) and the Tag-Along Seller and any Fully Participating Tagging Person shall be entitled to transfer, pursuant to the Tag-Along Offer, in addition to any shares of Company common stock already being transferred, a number of shares of Company common stock held by it equal to the product of (i) the Excess Portion and (ii) a fraction, the numerator of which is the aggregate ownership of the shares of Company common stock of the Tag-Along Seller or Fully Participating Tagging Person, as the case may be, and the denominator of which is equal to the sum of the aggregate ownership of shares of Company common stock of the Tag-Along Seller and all Fully Participating Tagging Persons.

(e)          The Tag-Along Seller shall transfer, on behalf of itself and any Tagging Person, the shares of Company common stock subject to the Tag-Along Offer and elected to be transferred on the terms and conditions set forth in the Tag-Along Notice within 60 days (or such longer period as extended under Section 8.1(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expired (the “Tag-Along Date”).

(f)          Notwithstanding anything to the contrary contained in this Section 8.1, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing shares of Company common stock and limited powers- of-attorney received by the Tag-Along Seller) if the transfer of shares of Company common stock pursuant to Section 8.1 is not consummated for whatever reason. The decision to effect a transfer of shares of Company common stock pursuant to this Section 8.1 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(g)          The provisions of this Section 8.1 shall not apply to any transfer of shares of Company common stock to any Permitted Transferees of the Tag-Along Seller.

ARTICLE IX

MISCELLANEOUS

Section 9.1           Fees and Expenses.

Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.2           Notices.

Except as otherwise provided herein, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, facsimile or email transmission and in the case of telecopier, facsimile or email transmission, with copies by overnight courier service or registered mail to the respective parties as follows (or, in each case, as otherwise notified by any of the parties hereto) and shall be effective and deemed to have been given (i) immediately when sent by telecopier, facsimile or email between 9:00 A.M. and 6:00 P.M. (Arizona time) on any business day (and when sent outside of such hours, at 9:00 A.M. (Arizona time) on the next business day), and (ii) when received if delivered by hand or overnight courier service or certified or registered mail on any business day:

(a)	If, prior to the Closing, to the Company, to:

Lane Castleton

Chief Financial Officer

Abtech Holdings, Inc.

4110 N. Scottsdale Rd., Suite 235

Scottsdale, Arizona 85251

with a copy (which shall not constitute notice or service of process) to:

Ballard Spahr LLP
1 East Washington Street, Suite 2300

Phoenix, AZ 85004
Attention: Travis J. Leach

(b)          If to a Debt Holder or Purchaser, to the address set forth under their name on the signature pages hereto.

Section 9.3           Entire Agreement.

This Agreement, together with the Exhibits hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

Section 9.4           Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

Section 9.5           Amendment and Modification.

This Agreement may not be amended except by a written instrument executed by all parties to this Agreement.

Section 9.6           Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile and by scanned .pdf image.

Section 9.7           Applicable Law.

THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN MARICOPA COUNTY IN THE STATE OF ARIZONA SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (C) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

Section 9.8           Severability.

If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain valid and binding and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

Section 9.9           Specific Enforcement.

(a)          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the parties hereto shall be entitled to equitable relief, without proof of actual damages, including an order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. Each party hereto further agrees that neither the other party nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9 and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(b)          It is acknowledged and agreed that the Company shall be entitled to seek specific performance to prevent a breach by the other of their obligations to effect the Stage Two Closing pursuant to Section 2.1(d).

Section 9.10         Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11         Rules of Construction.

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.12         Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Debt Holders, Purchasers, and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY			HARRY MITTELMAN AND BRENDA
MITTELMAN LIVING TRUST
Abtech Holdings, Inc.
			By:	/s/ Harry Mittelman
By:	/s/ Glenn R. Rink			Name: Harry Mittelman
	Name: Glenn R. Rink			Title: Trustee
Title: President, C.E.O.
			By:	/s/ Brenda Mittelman
GOLDEN PROPERTIES LTD				Name: Brenda Mittelman
Title: Trustee
	By:	/s/ Alexander Lau
	Name: Alexander Lau		STEVEN W. KOHLHAGEN IRA
Title: Vice President
/s/ Steven W. Kohlhagen
HUGO NEU CORPORATION
UPEN BHARWADA
	By:	/s/ Wendy K. Neu
	Name: Wendy Neu			/s/ Upen Bharwada
Title: C.E.O.

ALEXANDER MOULDOVAN

/s/ Alexander Mouldovan

DONALD R. KENDALL, JR.

/s/ Donald R. Kendall, Jr.

EXHIBIT A TO FINANCING AGREEMENT

As Amended by the Amendment to Financing Agreement

List of Debt Holders and Purchasers:

PURCHASERS:

GOLDEN PROPERTIES LTD

HUGO NEU CORPORATION

DONALD R. KENDALL, JR

HARRY MITTELMAN REVOCABLE TRUST

CHRISTOPHER DAVIS

DEBT HOLDERS:

GOLDEN PROPERTIES LTD

ALEXANDER MOULDOVAN

DONALD R. KENDALL, JR

HARRY MITTELMAN AND BRENDA MITTELMAN LIVING TRUST

STEVEN W. KOHLHAGEN IRA

UPEN BHARWADA

HUGO NEU CORPORATION AS SUCCESSOR IN INTEREST TO TILLY LLC

EXHIBIT B TO FINANCING AGREEMENT

FORM OF CONVERSION AGREEMENT

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of ____________ __, 2015, by and between Abtech Holdings, Inc., a Nevada corporation (the “Company”), and _________________________ (“Lender”).

RECITALS

A.           The Lender issued a [Secured Promissory Note dated ___________] (the “Note”) to the Company.

B.           The parties to this Agreement have agreed to convert the $______________ owed to Lender under the Note (the “Outstanding Debt”) into shares of the Company’s common stock as herein described, according to the terms and subject to the conditions hereinafter set forth.

C.           Upon such conversion of the Outstanding Debt, the parties agree that the Note shall be cancelled and of no further force or effect.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Debt Conversion.

(a)          Lender agrees, subject to the conditions set forth herein, to convert the full amount of the Outstanding Debt into ___________ shares of the Company’s common stock (the “Conversion Shares”) at a conversion price of $____ per share (the “Conversion Price”). Upon receipt of the Conversion Shares, Lender agrees that the Note is cancelled and of no further force and effect. Lender agrees to promptly file any necessary UCC termination statements or other documentation that may be needed to terminate any security interests that may have been granted to Lender that are related to the Note. Lender further authorizes borrower to take any action needed to reflect the cancellation of the Note and the termination of any related security interests.

(b)          Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on a date set by the Company, but no later than August 31, 2015, at the offices of the Company, or at such other time, date or place as the parties may agree upon in writing. At the Closing, Lender shall deliver a certificate of an officer acknowledging the retirement of the Outstanding Debt and the Company shall deliver a certificate evidencing ownership of the Conversion Shares and which shall include a restrictive legend.

2.           Legends. All certificates representing any shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)           “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES. THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

(b)          Any other legend required to be placed thereon under applicable state securities laws.

3.           Representations and Warranties. In connection with the proposed conversion, Lender hereby agrees, represents and warrants as follows:

(a)          Lender has full legal power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Lender to enter into this Agreement and to carry out the transaction contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Lender enforceable in accordance with its terms.

(b)          Lender is receiving the Conversion Shares solely for Lender’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities.

(c)          Lender realizes that acceptance of the Conversion Shares at the Conversion Price is an investment in the Company, which is a highly speculative investment, and Lender is able, without impairing Lender’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of Lender’s investment.

(d)          THE OFFERING OF THE CONVERSION SHARES IS LIMITED TO PERSONS WHO ARE “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND WHO HAVE THE FINANCIAL MEANS AND THE BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE AND ACUMEN TO CONDUCT AN INVESTIGATION AS TO THE MERITS AND RISKS OF THIS INVESTMENT. THE INVESTOR HEREBY REPRESENTS THAT HE/SHE/IT HAS READ, IS FAMILIAR WITH AND UNDERSTANDS RULE 501 OF REGULATION D UNDER THE ACT. THE INVESTOR IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF REGULATION D, AS AMENDED.

(e)          The information in any documents delivered by the Lender in connection with this Agreement, including, but not limited to the Investor Questionnaire attached as Exhibit A, is true, correct and complete in all respects as of the date hereof. The Lender agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(f)          Lender is relying solely on the representations and warranties contained herein in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to Lender.

(g)          Lender has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company. The Lender has had full access to all the information which the Lender (or the Lender’s advisor) considers necessary or appropriate to make an informed decision with respect to the transaction contemplated by this Agreement. The Lender acknowledges that the Company has made available to the Lender and the Lender’s advisors the opportunity to examine and copy any contract, matter or information which the Lender considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Lender has not sought information regarding any particular matter, the Lender represents that he or she had and has no interest in doing so and that such matters are not material to the Lender in connection with the transaction contemplated by this Agreement. The Lender has accepted the responsibility for conducting the Lender’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Lender deems relevant or appropriate in connection with the transaction contemplated by this Agreement. The Lender is not relying on any representation, by the Company or otherwise, other than that contained herein. The Lender acknowledges that no representation regarding projected financial performance or a projected rate of return has been made to it by any party.

(h)          The Lender acknowledge that on May 28, 2015, the Company received a subpoena from the SEC that stated that the staff of the SEC is conducting an investigation In the Matter of Abtech Holdings, Inc.(NY-9262). The Lender has reviewed the Company’s related public disclosures on this matter, has had the opportunity to investigate the matter, and understands generally that the SEC's subpoena has asked for all documents, agreements, and communications concerning (i) the Company's Contract for Services with Nassau County, New York, dated October 8, 2013; (ii) Adam Skelos, Dean Skelos, and their related entities; (iii) SLC Clean Water, LLC, Axiom, Glenwood Management, and a number of other listed individuals and entities; (iv) certain Board and Board committee minutes and related materials; (v) certain policies, procedures, and internal controls in effect at the Company; (vi) certain communications with the Company's independent registered accounting firm, transfer agent, potential and current investors, broker-dealers, investment advisors, and finders; and (vii) certain other organizational and financial account information of the Company. The Company has advised the Lender that it believes the SEC's subpoena is a result of the complaint announced on May 4, 2015 that was filed by Federal authorities against Dean and Adam Skelos. The Company has advised the Lender that it is not a target of the Skelos’ criminal proceedings and has fully cooperated with federal investigators in that matter.

(i)           The Lender recognizes that an investment in the Conversion Shares involves significant risks, including the risks described herein and in the Risk Factors annexed hereto as Exhibit B. Lender has read and understands such risks and that such risks, and others, can result in the loss of the Lender’s entire investment in the Conversion Shares.

(j)           The Company has disclosed to Lender that:

(i)          The Conversion Shares have not been registered under the Securities Act and the Conversion Shares must be held indefinitely unless a transfer is subsequently registered under the Securities Act, or an exemption from such registration is available, and that the Company is under no obligation to register the Conversion Shares;

(ii)         The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(k)           Lender has sought such independent legal, tax and accounting advice and counsel as it has deemed necessary and appropriate and Lender is relying on the advice and counsel of his own legal, tax and accounting advisors.

(l)           Without in any way limiting Lender’s representations and warranties set forth above, Lender further agrees that Lender shall in no event make any disposition of all or any portion of the Conversion Shares which Lender is acquiring unless and until:

(i)          There is then in effect a registration statement under the Securities Act (a “Registration Statement”) covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)         Lender shall have notified the Company of the proposed disposition and the Company agrees that such disposition is exempt from the registration requirements of applicable state and federal securities laws.

4.           Transfers in Violation of Agreement. The Company shall not be required to (i) transfer on its books any Conversion Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

5.           Conditions.

(a)          The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)          The representations and warranties of Lender set forth in Section 3 hereof shall be true and correct on and as of the Closing date.

(ii)         All proceedings to be taken by Lender in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Lender shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)        The Company has been able to enter into agreements, on terms and conditions similar to this Agreement, with each of the Company’s other promissory note holders.

(iv)        Lender has delivered to the Company a certificate acknowledging the conversion of the Outstanding Debt and that there are no other obligations of the Company to Lender.

(b)          The obligations of Lender to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)          The representations and warranties of the Company set forth herein shall be true and correct on and as of the Closing date.

(ii)         All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Lender shall have been obtained in form and substance reasonably satisfactory to Lender.

6.	Termination. This Agreement may be terminated no later than the Closing:

(a)          At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within five (5) days after notice of such breach; or

(b)          At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

7.	Miscellaneous.

(a)          Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)          Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) when sent by confirmed email if sent during normal business hours of recipient, or if not, then on the next business day. All communications shall be sent to the party to be notified at the address set forth on the signature pages hereof, or at such other address as such party may designate by giving ten (10) days’ advance written notice to the other party hereto.

(c)          Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Lender, Lender’s heirs, executors, administrators, successors and assigns.

(d)          Applicable Law; Entire Agreement; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, entered into and to be performed entirely within Nevada, and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)          Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(f)          Counterparts. This Agreement may be executed by facsimile or other electronic signature, in counterparts, which, when taken together, shall constitute one and the same original.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ABTECH HOLDINGS, INC., a Nevada corporation

By:
Name:
Title:

Address:

LENDER:

By:
Name:
Title:

Address:

EXHIBIT A TO DEBT CONVERSION AGREEMENT

INVESTOR QUESTIONNAIRE

ABTECH HOLDINGS, INC.

Confidential Investor Questionnaire

To:	ABTECH HOLDINGS, INC.

I.           The Investor represents and warrants that he or it comes within one category marked below, and that for any category marked, he or it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL EXCEPT AS NECESSARY FOR THE COMPANY AND/OR THE PLACEMENT AGENT TO COMPLY WITH LAW AND/OR ANY RULES PROMULGATED BY ANY REGULATORY AGENCY. The undersigned shall furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, excluding the value of the primary residence of such individual, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property.

Explanation. In calculating net worth you may include equity in personal property and real estate (other than Investor’s principal residence which may not be included in such net worth calculation), cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities (“Securities”).

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company; or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

(describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H	The undersigned is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

For purposes hereof, “individual income” means adjusted gross income less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 12.02 of the Code.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the execution of this Agreement in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

II.          SUITABILITY (please answer each question)

(a)          For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

(b)          For an individual Investor, please describe any college or graduate degrees held by you:

(c)          For all Investors, please list types of prior investments:

(d)          For all Investors, please state whether you have you participated in other private placements before:

YES_______	NO_______

(e)          If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies

Frequently
Occasionally
Never

(f)          For individual Investors, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(g)          For trust, corporate, partnership and other institutional Investors, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(h)          For all Investors, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(i)          For all Investors, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to subscribe?

YES_______	NO_______

(j)          For all Investors, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

III.         MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of
Survivorship (both parties
must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Corporation*
(g)	Trust*
(h)	Limited Liability Company*
(i)	Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

IV.          FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

Yes _________	No __________

If Yes, please describe:

*If Investor is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

V.           The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained herein and such answers have been provided under the assumption that the Company will rely on them.

VI.          In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that the undersigned qualifies as a Purchaser under Section 4(2) and/or Regulation D of the Securities Act of 1933 and applicable State Securities laws for the purposes of the proposed investment.

VII.         The undersigned understands and agrees that the Company may request further information of the undersigned in verification or amplification of the undersigned’s knowledge of business affairs, the undersigned’s assets and the undersigned’s ability to bear the economic risk involved in an investment in the securities of the Company.

VIII.         The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Agreement related hereto.

IX.          In order for the Company to comply with applicable anti-money laundering/U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) rules and regulations, Investor is required to provide the following information:

1.	Payment Information

(a)         Name and address (including country) of the bank from which Investor’s payment to the Company is being wired (the “Wiring Bank”):

(d)        Investor’s wiring instructions at the Wiring Bank:

(c)        Is the Wiring Bank located in the U.S. or another “FATF Country”*?

_____ Yes	______ No

(d)        Is Investor a customer of the Wiring Bank?

_____ Yes	______ No

2.	Additional Information

For Individual Investors:

____ A government issued form of picture identification (e.g., passport or drivers license).

____ Proof of the individual’s current address (e.g., current utility bill), if not included in the form of picture identification.

For Funds of Funds or Entities that Invest on Behalf of Third Parties:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____	A completed copy of a certification that the entity has adequate anti-money laundering policies and procedures (“AML Policies and Procedures”) in place that are consistent with the USA PATRIOT Act, OFAC and other relevant federal, state or non-U.S. anti-money laundering laws and regulations (with a copy of the entity’s current AML Policies and Procedures to which such certification relates).

_____	A letter of reference any entity not located in the U.S. or other FATF country, from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

* As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (“FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States of America.

For all other Entity Investors:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____	A letter of reference from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

_____	If the prospective investor is a privately-held entity, a certified list of the names of every person or entity who is directly or indirectly the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Investor, including (i) country of citizenship (for individuals) or principal place of business (for entities) and, (ii) for individuals, such individual’s principal employer and position.

_____	If the prospective investor is a trust, a certified list of (i) the names of the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, (ii) the name of the settlor of the trust, (iii) the name(s) of the trustee(s) of the trust, and (iv) the country of citizenship (for individuals) or principal place of business (for entities).

X.            ADDITIONAL INFORMATION.

A TRUST MUST ATTACH A COPY OF ITS DECLARATION OF TRUST OR OTHER GOVERNING INSTRUMENT, AS AMENDED, AS WELL AS ALL OTHER DOCUMENTS THAT AUTHORIZE THE TRUST TO INVEST IN THE SECURITIES. ALL RESOLUTIONS AND DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

XI.           INFORMATION VERIFICATION CONSENT.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, SUBSCRIBER HEREBY GRANTS THE PLACEMENT AGENT PERMISSION TO REVIEW ALL PUBLICLY AVAILABLE INFORMATION REGARDING SUBSCRIBER, INCLUDING, BUT NOT LIMITED TO INFORMATION PROVIDED BY The Office of Foreign Assets Control (“OFAC”) FOR THE PURPOSE OF VERIFYING INFORMATION PROVIDED BY SUBSCRIBER HEREIN.

INVESTOR QUESTIONNAIRE EXECUTION PAGE

Signature	Signature (if purchasing jointly)

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Entity Name	Entity Name

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EXHIBIT B TO DEBT CONVERSION AGREEMENT

RISK FACTORS

Our business and an investment in our common stock is subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our common stock. Many of these events are outside of our control. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

The risk factors discussed below relate to our business and operations following the consummation of the Merger and, accordingly, relate primarily to Abtech Holdings and its subsidiaries, AbTech Industries and AEWS. As used in this “Risk Factors” section, the terms “Company,” “we,” our” and like words mean Abtech Holdings together with Abtech Industries, unless the context otherwise requires.

Risks Relating to Our Business

Our ability to generate revenue to support our operations is uncertain.

We are in the early growth stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	unanticipated problems, delays, and expenses relating to the development and implementation of their business plans;

•	operational difficulties;

•	lack of sufficient capital;

•	competition from more advanced enterprises; and

•	uncertain revenue generation.

Our limited operating history may make it difficult for us to forecast accurately our operating results.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.

We have incurred net losses since our inception. The Company had a net loss of approximately $6.5 million during the fiscal year ended December 31, 2014. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our success depends on our ability to expand, operate, and manage successfully our operations.

Our success depends on our ability to expand, operate, and manage successfully our operations. Our ability to expand successfully will depend upon a number of factors, including the following:

•	signing with strategic partners, dominant in their field;

•	the continued development of our business;

•	the hiring, training, and retention of additional personnel;

•	the ability to enhance our operational, financial, and management systems;

•	the availability of adequate financing;

•	competitive factors;

•	general economic and business conditions; and

•	the ability to implement methods for revenue generation.

If we are unable to obtain additional capital, our business operations could be harmed.

The development and expansion of our business will require additional funds. In the future, we may seek additional equity or debt financing to provide capital for our Company. Such financing may not be available or may not be available on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to expand our operations. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our stockholders.

The recent global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.

You may suffer significant dilution if we raise additional capital.

If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences, or privileges with respect to liquidation, dividends, redemption, voting, and other matters that are senior to or more advantageous than our common stock.

We have completed debt financings and face risks associated with financing our operations.

The Company has completed several debt financings and is subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. As of December 31, 2014, the Company had approximately $8.7 million of outstanding debt that matures in 2015 and accrued interest payable of $462,356.

We have debt outstanding that is secured by all of the assets of the Company.

During 2014 and 2013, we issued promissory notes that are secured by all of the assets of the Company, including its intellectual property. As of December 31, 2014, seven secured promissory notes, having a senior security interest in the assets of the Company and an aggregate principal amount of $2,000,000, were outstanding. In addition, twelve other secured promissory notes, having a junior security interest in the assets of the Company and an aggregate principal amount of $6,516,979, were outstanding. If we are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them which could prevent the Company from continuing its operations in whole or in part.

You may suffer dilution if the Secured Notes are converted to common stock.

As of December 31, 2014, the Company had approximately $4.85 million of convertible notes outstanding that, if converted, would require the company to issue approximately 9.5 million shares of common stock. Such conversion would cause the percentage ownership of our current stockholders to be diluted.

Our independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 31, 2015, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2014 concerning the Company’s assumption that it will continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. To date, each of Abtech Holdings and AbTech Industries has only incurred net operating losses resulting in a significant accumulated deficit. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. The Company plans to raise additional capital in the near term and is currently considering the various options available for raising such capital.

We depend on our officers and key employees who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our officers and other key employees. AbTech Industries has employment agreements with its chief executive officer, its chief financial officer, and certain key employees, but we do not think those agreements limit any employee’s ability to terminate his or her employment. We have key person life insurance on Glenn R. Rink, our president, chief executive officer and a director, but we do not have key person life insurance covering any of our other officers or other key employees. The loss of services of one or more of our officers or key employees or the inability to add key personnel could have a material adverse effect on our business. Competition for experienced personnel in our industry is substantial. Our success depends in part on our ability to attract, hire, and retain qualified personnel. In addition, if any of our officers or other key employees join a competitor or form a competing company, we may lose some of our customers.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of current and future key personnel and managers. Our future business depends upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. We may also have to compete with the other companies in our industry in the recruitment and retention of qualified managerial and technical employees. Competition for personnel is intense and confidentiality and non-compete agreements may restrict our ability to hire individuals employed by other companies. Therefore, we may not be successful in attracting or retaining qualified personnel. Our failure to attract and retain qualified personnel could seriously harm our business, results of operations, and financial condition. Furthermore, we may not be able to accurately forecast our needs for additional personnel, which could adversely affect our ability to grow.

The effects of the recent global economic downturn may adversely impact our business, operating results, or financial condition.

The recent global economic downturn has caused disruptions and volatility in global financial markets and increased rates of default and bankruptcy and has impacted levels of consumer and commercial spending. We are unable to predict the duration, severity or pace of recovery of this global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in general economic and financial conditions will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition, or results of operations.

If we do not achieve broad market acceptance of our products and services, we may not be successful.

Although our products and services will serve existing needs, our delivery of these products and services is unique and subject to broad market acceptance. As is typical of any new product or service, the demand for and market acceptance of these products and services are highly uncertain. We cannot assure you that any of our products and services will be commercialized on a widespread basis. The commercial acceptance of our products and services may be affected by a number of factors, including the willingness of municipalities and other commercial and industrial entities to use our products and services to control the quality of water and other fluids. If the markets for our products and services fail to develop on a meaningful basis, if they develop more slowly than we anticipate, or if our products and services fail to achieve sufficient market acceptance, our business and future results of operations could be adversely affected.

Because our products may be designed to provide a solution which competes with existing methods, we are likely to face resistance to change, which could impede our ability to commercialize this business.

Our products may be designed to provide a solution to environmental challenges created by contaminated water and other fluids. Currently, large and well capitalized companies provide services in these areas. These competitors have strong relationships with their customers’ personnel, and there is a natural reluctance for businesses to change to new technologies, particularly in such industries as the oil and gas industries where our future products may be relevant. This reluctance is increased when potential customers make significant capital investments in competing technologies. Because of these obstacles, we may face substantial barriers to commercializing our business.

If we experience rapid growth and we are not able to manage this growth successfully, this inability to manage the growth could adversely affect our business, financial condition, and results of operations.

Rapid growth places a significant strain on financial, operational, and managerial resources. While we engage in strategic and operational planning to adequately manage anticipated growth, there can be no assurance that we will be able to implement and subsequently improve operations and financial systems successfully and in a timely manner to fully manage our growth. There can be no assurance that we will be able to manage our growth and any inability to successfully manage growth could materially adversely affect our business, financial condition, and results of operation.

We have no experience in manufacturing or assembling products on a large scale basis and, if we do not develop adequate manufacturing and assembly processes and capabilities to do so in a timely manner, we may be unable to achieve our growth and profitability objectives.

We have no experience manufacturing or assembling products on a large scale. We do not know whether our current or future manufacturing arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market such products. Even if we are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our target market. Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner, could prevent us from achieving our growth and profitability objectives.

If we fail to continue to develop or acquire new products, adapt to rapid and significant technological change, and respond to introductions of new products, we will not be competitive.

Our growth strategy includes significant investment in and expenditures for product development. We intend to sell products, primarily in the water clean-up sector, which are characterized by rapid and significant technological changes, frequent new product and service introductions, and enhancements and evolving industry standards. Without the timely introduction of new products, services, and enhancements, our products and services may become technologically obsolete over time, in which case our revenue and operating results would suffer.

In addition, our competitors may adapt more quickly to new technologies and changes in customers’ requirements than we can. The products that we are currently developing or those that we will develop in the future may not be technologically feasible or accepted by the marketplace, and our products or technologies could become uncompetitive or obsolete.

The market for our products is highly competitive, and there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies.

The markets for our products and services are expected to remain highly competitive. While we believe our products are unique and have, or will have, adequate patent protection for the underlying technologies, or unique trade secrets, there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies. There are a number of large companies involved in the same businesses as us, but with larger more established sales and marketing organizations, technical staff, and financial resources. We may establish marketing and distribution partnerships or alliances with some of these companies, but there can be no assurance that such alliances will be formed.

Our business may become substantially dependent on contracts that are awarded through competitive bidding processes.

We may sell a significant portion of our products pursuant to contracts that are subject to competitive bidding, including contracts with municipal authorities. Competition for, and negotiation and award of, contracts present varied risks, including, but not limited to:

•	investment of substantial time and resources by management for the preparation of bids and proposals with no assurance that a contract will be awarded to us;

•	the requirement to certify as to compliance with numerous laws (for example, socio-economic, small business, and domestic preference) for which a false or incorrect certification can lead to civil and criminal penalties;

•	the need to estimate accurately the resources and cost structure required to service a contract; and

•	the expenses and delays that we might suffer if our competitors protest a contract awarded to us, including the potential that the contract may be terminated and a new bid competition may be conducted.

If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products and services that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our growth strategy and our business, financial condition, and results of operations could be materially and adversely affected.

We will sell products and services to companies in industries which tend to be extremely cyclical; downturns in those industries would adversely affect our results of operations.

The growth and profitability of our business will depend on sales to industries that are subject to cyclical downturns. Slowdowns in these industries may adversely affect sales by our businesses, which in turn would adversely affect our revenues and results of operations. In particular, our products may be sold to and used by the oil and gas industry, which historically has realized significant shifts in activity and spending due to fluctuations in commodity prices. Our revenues may be dependent upon spending by oil and gas producers; therefore, a reduction in spending by producers may have a materially adverse effect on our business, financial conditions, and results of operations.

The industries in which we may sell our products are heavily regulated and costs associated with such regulation could reduce our profitability.

Federal, state, and local authorities extensively regulate the stormwater and oil and gas industries, which are primary industries in which we may sell our products and offer our services. Legislation and regulations affecting the industries are under constant review for amendment or expansion. State and local authorities regulate various aspects of stormwater and oil and gas activities that ultimately affect how customers use our products and how we develop and market our products. The overall regulatory burden on the industries increases the cost of doing business, which, in turn, decreases profitability.

International sales are also subject to rules and regulations promulgated by regulatory bodies within foreign jurisdictions, and there can be no assurance that such foreign regulatory bodies will not adopt laws or regulatory requirements that could adversely affect our Company.

If chemical companies engage in predatory pricing, we may lose customers, which could materially and adversely affect us.

Municipalities and other commercial and industrial entities traditionally have used chemicals to control the quality of water and other fluids. The chemical companies represent a significant competitive factor. The chemical companies who supply chemicals to such municipalities and other commercial and industrial entities may, in order to maintain their business relationship, drastically reduce their price and seek to undercut the pricing at which we can realistically charge for our products and services. While predatory pricing that is designed to drive us out of business may be illegal under the United States anti-trust and other laws, we may lose customers as a result of any future predatory pricing and be required to file lawsuits against any companies who engage in such improper tactics. Any such litigation may be very expensive which will further impact us and affect their financial condition. As a result, predatory pricing by chemical companies could materially and adversely affect us.

We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

The EPA regulates the registration, manufacturing, and sales and marketing of products in our industry, and those of our distributors and partners, in the United States. Significant government regulation also exists in overseas markets. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.

Failure by us or our partners to comply with current or future governmental regulations and quality assurance guidelines could lead to temporary manufacturing shutdowns, product recalls or related field actions, product shortages, or delays in product manufacturing. Specifically, with regard to the EPA’s conditional approval of the registration of our Smart Sponge Plus products under FIFRA, if the EPA makes additional information requests in the future that we are unable comply with, the EPA’s conditional approval of our registration of Smart Sponge Plus products under FIFRA could be suspended and the Company would then not be able to sell Smart Sponge Plus products. However, the expiration of the conditional approval of Smart Sponge Plus products would not affect our ability to continue to sell the regular Smart Sponge products that do not include an antimicrobial agent. (see Item 1. “BUSINESS – Regulatory” on page 16 of this Annual Report on Form 10-K). Efficacy or safety concerns and/or manufacturing quality issues with respect to our products or those of our partners could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth.

If a natural or man-made disaster strikes our or a third-party’s manufacturing facility that we may use, we may be unable to manufacture our products for a substantial amount of time and our sales and profitability will decline.

The manufacturing facility and manufacturing equipment we use to produce our products will be costly to replace and could require substantial lead-time to repair or replace. Our facility or a third-party’s facility that we use may be affected by natural or man-made disasters. In the event they were affected by a disaster, we would be forced to set up alternative production capacity, or rely on third-party manufacturers to whom we would have to disclose our trade secrets. Although we possess insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses, may not continue to be available to us on acceptable terms, or at all, and may not address the marketing and goodwill consequences of our inability to provide products for an extended period of time.

We may decide to outsource manufacturing in the future. Dependence on contract manufacturing and outsourcing other portions of our supply chain may adversely affect our ability to bring products to market and damage our reputation.

As part of our efforts to streamline operations and to cut costs in the future, we may decide to outsource aspects of our manufacturing processes and other functions. If our contract manufacturers or other outsourcers fail to perform their obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market and our reputation could suffer. For example, during a market upturn, our contract manufacturers may be unable to meet our demand requirements, which may preclude us from fulfilling our customers’ orders on a timely basis. The ability of these manufacturers to perform is largely outside of our control. Additionally, outsourcing may take place in developing countries and, as a result, may be subject to geopolitical uncertainty.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our current or future production costs may adversely affect our financial results.

A significant portion of our strategy will rely upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations, or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, manufacturing, customer service and support, and marketing. From time to time, we may have to adjust the prices of our products and services to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

Failure to obtain sufficient supply of component materials to conduct our business may have an adverse effect on our production and revenue targets.

Our component and materials’ suppliers may fail to meet our needs. We intend to manufacture our products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk, but does expose us to supply risk and to price increases that we may have to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which can contribute to an increase in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We may also not be able to obtain competitive pricing for some of our supplies compared to our competitors. We also cannot assure that the component and materials from domestic suppliers will be of similar quality or quantity as those imported component and materials, which may lead to rejections of component and materials by our customers. In the event the domestic component and materials do not perform as well as the imported component and materials or do not perform at all, our business, financial condition, and results of operations could be adversely affected.

We have limited product distribution experience and we expect to rely on third parties who may not successfully sell our products.

We have limited product distribution experience and currently rely and plan to rely on product distribution arrangements with third parties. We may also license our technology to certain third parties for commercialization of certain applications. We expect to enter into distribution agreements and/or licensing agreements in the future, and we may not be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

We could face significant liabilities in connection with our technology, products, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to our technology development and business operations, such as potential liabilities related to environmental risks. As a business which manufactures and/or markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we have obtained insurance against certain of these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

Our success will depend in part on our ability to develop patentable products and obtain and enforce patent protection for our products in the United States and other countries. We intend to file applications, as appropriate, for patents covering our products. Patents may not be issued for any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology. Any issued patents owned by or licensed to us may be challenged, invalidated, or circumvented, and the rights under these patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position. We could incur substantial costs to defend suits brought against us or suits in which we may assert our patent rights against others. An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations.

We may also rely on trade secrets and proprietary know-how with which we seek to protect our products, in part by confidentiality agreements with our collaborators, employees, and consultants. Nevertheless, these agreements afford only limited protection, and the actions we take to protect our intellectual property rights may not be adequate. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently developed by our competitors. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition, or operating results.

In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of any litigation will be in our favor. Intellectual property litigation may be costly and may divert management attention, as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Operational and Structural Risks

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.

Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

The compensation we pay to our executive officers and employees will likely increase, which will affect our future profitability.

We believe that the compensation we have historically paid to our executive officers is within the lower quartile of compensation paid by peer companies. An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income.

As a public reporting company, we are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 (“SOX”), as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to evaluate our internal control over financial reporting under Section 404 of SOX (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Exchange Act. Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

As a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.

Our management has only limited experience operating the Company as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

SOX, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Although our common stock is quoted on the OTCQB under the symbol “ABHD,” there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	limited “public float” in the hands of a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates;

•	our ability to obtain adequate working capital financing;

•	changes in market valuations of similar companies;

•	publication (or lack of publication) of research reports about us;

•	changes in applicable laws or regulations, court rulings, enforcement and legal actions;

•	loss of any strategic relationships;

•	additions or departures of key management personnel;

•	actions by our stockholders (including transactions in our shares);

•	speculation in the press or investment community;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to execute our business plan; and

•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may be subject to the penny stock rules which may make it more difficult to sell our common stock.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price, as defined, less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors, such as institutions with assets in excess of $5,000,000 or an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse. For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser’s written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also affect the ability of our stockholders to sell their shares in the secondary market.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common shares are currently traded at low volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common shares are currently traded, but currently with low volume, based on quotations on the OTCQB, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market, and we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market. The occurrence of these patterns or practices could increase the future volatility of our share price.

We have historically not paid dividends and do not intend to pay dividends for the foreseeable future.

We have historically not paid dividends to our stockholders, and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future. Any determination we make regarding dividends will be at the discretion of our Board of Directors and will depend on our results of operations, our financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deem relevant. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation contain a provision permitting us to eliminate the personal liability of our directors to our Company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and shareholders.

FURTHER INFORMATION

The statements contained in this Agreement constitute only a brief summary of certain provisions of the documents referred to herein and the transactions contemplated hereby and thereby. The statements contained herein do not purport to be a complete description of every term and condition of such documents and are qualified in their entirety by reference to such documents. As with any summary, some details and exceptions have been omitted. If any of the statements herein are in conflict with any of the terms of any of such documents, the terms of such documents will govern. Reference is made to the actual documents for a compete understanding of what they contain. Copies of all documents in connection with the transactions described herein are available for inspection at our offices, including our Certificate of Incorporation, as amended, with the transactions described in this memorandum and Bylaws, as amended. In addition, the Company is subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended and files reports with the Securities and Exchange Commission. Such periodic reports can be accessed at www.sec.gov. The Investor and his or her advisor are invited and encouraged to ask questions of the Company with respect to the terms and conditions of the Offering and our business and request additional information necessary to verify information contained herein. We will seek to provide answers and such information to the extent possessed or obtainable without unreasonable effort or expense. For further information contact Lane J. Castleton, Chief Financial Officer, Abtech Holdings, Inc., 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona, 85251.

EXHBIT C TO FINANCING AGREEMENT

FORM OF SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT

ABTECH HOLDINGS, INC.

$_______________________________

_________________ Shares

of Common Stock

October 19, 2015

INVESTMENT IN THE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED PRIOR TO PURCHASING THE SECURITIES.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE OFFERED FOR SALE IN RELIANCE UPON AN EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT OR THE SECURITIES LAWS OF THE STATES RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING. BECAUSE THE SECURITIES OFFERED BY THIS MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE, PURCHASERS MAY NOT SELL, TRANSFER OR DISPOSE OF SUCH SECURITIES UNLESS THEY ARE REGISTERED, OR REGISTRATION IS NOT REQUIRED, UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW. NO MARKET EXISTS FOR THE RESALE OF THE SECURITIES OFFERED BY THIS MEMORANDUM.

THE SECURITES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. THESE AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITES ARE BEING OFFERED ONLY TO PERSONS WHOM THE COMPANY BELIEVES HAVE THE QUALIFICATIONS NECESSARY TO PERMIT THE SECURITES TO BE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT, STATE SECURITIES LAWS AND RULES AND REGULATIONS THEREUNDER.

ABTECH HOLDINGS, Inc.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of ___________, 2015, (the “Effective Date”) by and between Abtech Holdings, Inc., a Nevada corporation (the “Company”), and ____________________________, (the “Investor”).

A.           The Company is offering to certain sophisticated accredited investors, including the Investor, the opportunity to purchase shares of the Company's common stock at $0.035 per share up to an aggregate amount of $5,000,000 in a private offering (the “Offering”); and

B.           The Investor desires to participate in the Offering pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Security Purchase.

a.           Subject to the terms and conditions set forth herein, the Company shall sell to Investor, and Investor shall purchase from the Company, 1,428,572 shares of common stock (the "Securities") for an aggregate purchase amount of ________________ Dollars $_________ (the "Purchase Price").

b.           Upon payment of the Purchase Price by wire transfer pursuant to the wire instructions set forth on Schedule 1(b), the Company agrees to issue (or have issued) to the Investor share certificates for the Securities.

c.           This Agreement together with the Exhibits constitutes the “Transaction Documents”.

d.           Investor’s commitment in this Agreement is based solely upon the information provided in the Transaction Documents, a review of the Company's public filings, and upon the Investor’s own investigation as to the merits and risks of this transaction.

2.          Investor Representations, Warranties and Agreements. The Investor hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Investor in order to comply with federal and state securities laws):

a.           In connection with this transaction, the Investor has read this Agreement and the other Transaction Documents. The Investor acknowledges that this Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities. The Investor further acknowledges that he/she/it is not relying on information other than such information that has been provided directly by the Company. It being the responsibility of Investor (i) to determine or seek confirmation of the accuracy of any information supplied by third parties about the Company, (ii) to determine what additional information he/she/it desires to obtain in evaluating this investment and (iii) to obtain such information directly from the Company.

b.           This offering is limited to persons who are “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”), and who have the financial means and the business, financial and investment experience and acumen to conduct an investigation as tO the merits and risks of this investment. The Investor hereby represents that he/SHE/IT has read, is familiar with and understands Rule 501 of Regulation D under the Act. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, AS AMENDED.

c.           The Investor has had full access to all the information which the Investor (or the Investor’s advisor) considers necessary or appropriate to make an informed decision with respect to the transaction contemplated by this Agreement. The Investor acknowledges that the Company has made available to the Investor and the Investor’s advisors the opportunity to examine and copy any contract, matter or information which the Investor considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Investor has not sought information regarding any particular matter, the Investor represents that he or she had and has no interest in doing so and that such matters are not material to the Investor in connection with the transaction contemplated by this Agreement. The Investor has accepted the responsibility for conducting the Investor’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Investor deems relevant or appropriate in connection with the transaction contemplated by this Agreement. The Investor is not relying on any representation, by the Company or otherwise, other than that contained herein. The Investor acknowledges that no representation regarding projected financial performance or a projected rate of return has been made to it by any party.

d.           The Investor acknowledge that on May 28, 2015, the Company received a subpoena from the SEC that stated that the staff of the SEC is conducting an investigation In the Matter of Abtech Holdings, Inc.(NY-9262).  The Investor has reviewed the Company’s related public disclosures on this matter, has had the opportunity to investigate the matter, and understands generally that the SEC's subpoena has asked for all documents, agreements, and communications concerning (i) the Company's Contract for Services with Nassau County, New York, dated October 8, 2013; (ii) Adam Skelos, Dean Skelos, and their related entities; (iii) SLC Clean Water, LLC, Axiom, Glenwood Management, and a number of other listed individuals and entities; (iv) certain Board and Board committee minutes and related materials; (v) certain policies, procedures, and internal controls in effect at the Company; (vi) certain communications with the Company's independent registered accounting firm, transfer agent, potential and current investors, broker-dealers, investment advisors, and finders; and (vii) certain other organizational and financial account information of the Company.  The Company has advised the Investor that it believes the SEC's subpoena is a result of the complaint announced on May 4, 2015 that was filed by Federal authorities against Dean and Adam Skelos.  The Company has advised the Investor that it is not a target of the Skelos’ criminal proceedings and has fully cooperated with federal investigators in that matter.

e.           The Investor understands that the offering of the Securities has not been registered under the Act, in reliance on an exemption for private offerings provided pursuant to Section 4(2) of the Act and that, as a result, the Securities will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, under Rule 144, that the Securities are all subject to a holding period unless such Securities are subsequently registered under the Act and qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Investor understands that the Company is under no obligation to register Securities under the Act or to register or qualify the Securities under any other applicable securities law, or to comply with any other exemption under the Act or any other securities law, and that the Investor has no right to require such registration. The Investor further understands that the Offering of the Securities has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Investor herein and any other documents delivered by the Investor in connection with this subscription; that the Offering has not been reviewed by the SEC or by any foreign or state securities authorities; that the Investor’s rights to transfer the Securities will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Investor to provide at Investor’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Act or any state securities laws.

f.            The Investor is empowered and duly authorized to enter into this Agreement which constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms; and the person signing this Agreement on behalf of the Investor is empowered and duly authorized to do so.

g.           The Investor acknowledges that there will be no public market for the Securities and that the Investor may not be able to sell or dispose of them; the Investor has liquid assets sufficient to assure that the Purchase Price of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Investor will be able to provide for any foreseeable current needs and possible personal contingencies; the Investor is able to bear the risk of illiquidity and the risk of a complete loss of this investment. See the Risk Factors annexed hereto as Exhibit B.

h.           The information in any documents delivered by the Investor in connection with this Agreement, including, but not limited to the Investor Questionnaire attached as Exhibit A, is true, correct and complete in all respects as of the date hereof. The Investor agrees promptly to notify the Company in writing of any change in such information after the date hereof.

i.            The offering and sale of the Securities to the Investor were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

j.            The Investor recognizes that an investment in the Securities involves significant risks, including the Risk Factors annexed hereto as Exhibit B. Investor has read and understands such risks and that such risks, and others, can result in the loss of the Investor’s entire investment in the Securities.

k.          The Investor is acquiring the Securities for the Investor’s own account for investment purposes only, and not with a present intention toward or for the resale, distribution or fractionalization thereof, and no other person has a beneficial interest in the Securities. The Investor has no present intention of selling or otherwise distributing or disposing of the Securities, and understands that an investment in the Securities must be considered a long-term illiquid investment.

3.          Representations, Warranties and Covenants of the Company. Unless otherwise noted below each representation, warranty and covenant is hereby being made the Company. As a material inducement of the Investors to enter into this Agreement, the Company represents and warrants to the Investor, as of the date hereof, as follows:

a.           Organization and Standing. The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Nevada, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect on the Company. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development generally affecting our industry; (iii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Agreement; (iv) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (v) changes in laws or generally accepted accounting principles (“GAAP”) after date hereof or interpretation thereof; or (vi) any matter set forth in the Transaction Documents or the Schedules or Exhibits thereto.

b.           Authority. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and its affiliates and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. Each of the documents contained in the Transaction Documents has been (or upon delivery will be) duly executed by the Company is or, when delivered in accordance with the terms hereof, will constitute, assuming due authorization, execution and delivery by each of the parties thereto, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.           No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the Company’s Certificate of Incorporation, as amended, the Bylaws, as amended, or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect on the Company. This Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

d.           Consents/Approvals. No consents, filings (other than Federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Agreement which have not already been obtained or made.

e.           No Commissions. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby other than as disclosed to the Investor.

4.            Legends. The Investor understands and agrees that the Company will cause any necessary legends to be placed upon any instruments(s) evidencing ownership of the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company.

5.            General Provisions.

a.           Confidentiality. The Investor covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Investor may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Investor in connection with this offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Investor; provided, however, that a Investor may disclose such information to its attorneys, accountants, consultants, assignees or transferees and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Investor’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

b.           Successors. The covenants, representations and warranties contained in this Agreement shall be binding on the Investor’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

c.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

d.           Execution by Facsimile. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

e.           Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF ARIZONA. THE PARTIES HERETO EACH AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND/OR THE OFFERING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SIT IN THE STATE OF ARIZONA, AND ACCORDINGLY, THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT. Each of the Investor and Company hereby irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the Transaction Documents and brought in any such court, any claim that Investor or the Company is not subject personally to the jurisdiction of the above named courts, that Investor’s or the Company’s property, as applicable, is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

f.             (i)          Indemnification Generally. The Company, on the one hand, and the Investor, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

(ii)         Indemnification Procedures. Each person entitled to indemnification under this Section 5 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 5 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

g.           Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i)	if to the Issuer:

Lane J. Castleton
Chief Financial Officer
Abtech Holdings, Inc.
4110 N. Scottsdale Rd., Suite 235
Scottsdale, Arizona 85251

with a copy to:

Ballard Spahr LLP
1 East Washington Street
Suite 2300
Phoenix, AZ 85004-2555
Attn: Travis Leach

(ii)        if to the Investor to the address set forth next to its name on the signature page hereto.

h.           Entire Agreement. This Agreement (including the Exhibits attached hereto) and other Transaction Documents contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

i.            Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Investor. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

j.            No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any subsidiary to take or permit any action that materially impairs or adversely affects the rights of the Investors under the this Agreement or any of the other Transaction Documents.

k.          Review by Counsel. The Investor HEREBY acknowledges and agrees that he/she/it has had the opportunity to review this Agreement with legal counsel and other advisors of their choosing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

ABTECH HOLDINGS, Inc.

By:
Name:	Glenn Rink
Title:	Chief Executive Officer

INVESTOR

By:

Name:

Title: (if any)

Legal Address

City, State and Zip Code

Email Address

Tax ID # or Social Security #

CERTIFICATE OF SIGNATORY

(To be completed if the Investor is

an entity other than an individual)

I,                                                                  , am the_______________________________ of _____________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Agreement and certify further that the Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of _________, 2015.

(Signature)

Schedule 1(b)

WIRING INSTRUCTIONS

Bank’s Name and Address:

SWIFT #:

ABA Routing #:

Beneficiary Information: Abtech Holdings, Inc.

Account #:

EXHIBIT A TO SECURITIES PURCHASE AGREEMENT

INVESTOR QUESTIONNAIRE

ABTECH HOLDINGS, INC.

Confidential Investor Questionnaire

To:	ABTECH HOLDINGS, INC.

I.           The Investor represents and warrants that he or it comes within one category marked below, and that for any category marked, he or it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL EXCEPT AS NECESSARY FOR THE COMPANY AND/OR THE PLACEMENT AGENT TO COMPLY WITH LAW AND/OR ANY RULES PROMULGATED BY ANY REGULATORY AGENCY. The undersigned shall furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, excluding the value of the primary residence of such individual, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property.

Explanation. In calculating net worth you may include equity in personal property and real estate (other than Investor’s principal residence which may not be included in such net worth calculation), cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities (“Securities”).

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company; or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

(describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H	The undersigned is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

For purposes hereof, “individual income” means adjusted gross income less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 12.02 of the Code.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the execution of this Agreement in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

II.          SUITABILITY (please answer each question)

(a)          For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

(b)          For an individual Investor, please describe any college or graduate degrees held by you:

(c)          For all Investors, please list types of prior investments:

(d)          For all Investors, please state whether you have you participated in other private placements before:

YES_______	NO_______

(e)          If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies

Frequently
Occasionally
Never

(f)          For individual Investors, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(g)          For trust, corporate, partnership and other institutional Investors, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(h)          For all Investors, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(i)          For all Investors, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to subscribe?

YES_______	NO_______

(j)          For all Investors, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

III.         MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of
Survivorship (both parties
must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Corporation*
(g)	Trust*
(h)	Limited Liability Company*
(i)	Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

IV.          FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

Yes _________ No __________

If Yes, please describe:

*If Investor is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

V. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained herein and such answers have been provided under the assumption that the Company will rely on them.

VI.          In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that the undersigned qualifies as a Purchaser under Section 4(2) and/or Regulation D of the Securities Act of 1933 and applicable State Securities laws for the purposes of the proposed investment.

VII.         The undersigned understands and agrees that the Company may request further information of the undersigned in verification or amplification of the undersigned’s knowledge of business affairs, the undersigned’s assets and the undersigned’s ability to bear the economic risk involved in an investment in the securities of the Company.

VIII.         The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Agreement related hereto.

IX.          In order for the Company to comply with applicable anti-money laundering/U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) rules and regulations, Investor is required to provide the following information:

1.	Payment Information

(a)          Name and address (including country) of the bank from which Investor’s payment to the Company is being wired (the “Wiring Bank”):

(e)      Investor’s wiring instructions at the Wiring Bank:

(c)      Is the Wiring Bank located in the U.S. or another “FATF Country”*?

_____ Yes	______ No

(d)      Is Investor a customer of the Wiring Bank?

_____ Yes	______ No

2.	Additional Information

For Individual Investors:

____ A government issued form of picture identification (e.g., passport or drivers license).

____ Proof of the individual’s current address (e.g., current utility bill), if not included in the form of picture identification.

For Funds of Funds or Entities that Invest on Behalf of Third Parties:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____	A completed copy of a certification that the entity has adequate anti-money laundering policies and procedures (“AML Policies and Procedures”) in place that are consistent with the USA PATRIOT Act, OFAC and other relevant federal, state or non-U.S. anti-money laundering laws and regulations (with a copy of the entity’s current AML Policies and Procedures to which such certification relates).

_____	A letter of reference any entity not located in the U.S. or other FATF country, from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

* As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (“FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States of America.

For all other Entity Investors:

_____	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

_____	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective investor.

_____	A letter of reference from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective investor’s integrity.

_____	If the prospective investor is a privately-held entity, a certified list of the names of every person or entity who is directly or indirectly the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Investor, including (i) country of citizenship (for individuals) or principal place of business (for entities) and, (ii) for individuals, such individual’s principal employer and position.

_____	If the prospective investor is a trust, a certified list of (i) the names of the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, (ii) the name of the settlor of the trust, (iii) the name(s) of the trustee(s) of the trust, and (iv) the country of citizenship (for individuals) or principal place of business (for entities).

X.            ADDITIONAL INFORMATION.

A TRUST MUST ATTACH A COPY OF ITS DECLARATION OF TRUST OR OTHER GOVERNING INSTRUMENT, AS AMENDED, AS WELL AS ALL OTHER DOCUMENTS THAT AUTHORIZE THE TRUST TO INVEST IN THE SECURITIES. ALL RESOLUTIONS AND DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

XI.           INFORMATION VERIFICATION CONSENT.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, SUBSCRIBER HEREBY GRANTS THE PLACEMENT AGENT PERMISSION TO REVIEW ALL PUBLICLY AVAILABLE INFORMATION REGARDING SUBSCRIBER, INCLUDING, BUT NOT LIMITED TO INFORMATION PROVIDED BY The Office of Foreign Assets Control (“OFAC”) FOR THE PURPOSE OF VERIFYING INFORMATION PROVIDED BY SUBSCRIBER HEREIN.

INVESTOR QUESTIONNAIRE EXECUTION PAGE

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

RISK FACTORS

Our business and an investment in our common stock is subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our common stock. Many of these events are outside of our control. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

The risk factors discussed below relate to our business and operations following the consummation of the Merger and, accordingly, relate primarily to Abtech Holdings and its subsidiaries, AbTech Industries and AEWS. As used in this “Risk Factors” section, the terms “Company,” “we,” our” and like words mean Abtech Holdings together with Abtech Industries, unless the context otherwise requires.

Risks Relating to Our Business

Our ability to generate revenue to support our operations is uncertain.

We are in the early growth stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	unanticipated problems, delays, and expenses relating to the development and implementation of their business plans;

•	operational difficulties;

•	lack of sufficient capital;

•	competition from more advanced enterprises; and

•	uncertain revenue generation.

Our limited operating history may make it difficult for us to forecast accurately our operating results.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.

We have incurred net losses since our inception. The Company had a net loss of approximately $6.5 million during the fiscal year ended December 31, 2014. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our success depends on our ability to expand, operate, and manage successfully our operations.

Our success depends on our ability to expand, operate, and manage successfully our operations. Our ability to expand successfully will depend upon a number of factors, including the following:

•	signing with strategic partners, dominant in their field;

•	the continued development of our business;

•	the hiring, training, and retention of additional personnel;

•	the ability to enhance our operational, financial, and management systems;

•	the availability of adequate financing;

•	competitive factors;

•	general economic and business conditions; and

•	the ability to implement methods for revenue generation.

If we are unable to obtain additional capital, our business operations could be harmed.

The development and expansion of our business will require additional funds. In the future, we may seek additional equity or debt financing to provide capital for our Company. Such financing may not be available or may not be available on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to expand our operations. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our stockholders.

The recent global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.

You may suffer significant dilution if we raise additional capital.

If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences, or privileges with respect to liquidation, dividends, redemption, voting, and other matters that are senior to or more advantageous than our common stock.

We have completed debt financings and face risks associated with financing our operations.

The Company has completed several debt financings and is subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. As of December 31, 2014, the Company had approximately $8.7 million of outstanding debt that matures in 2015 and accrued interest payable of $462,356.

We have debt outstanding that is secured by all of the assets of the Company.

During 2014 and 2013, we issued promissory notes that are secured by all of the assets of the Company, including its intellectual property. As of December 31, 2014, seven secured promissory notes, having a senior security interest in the assets of the Company and an aggregate principal amount of $2,000,000, were outstanding. In addition, twelve other secured promissory notes, having a junior security interest in the assets of the Company and an aggregate principal amount of $6,516,979, were outstanding. If we are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them which could prevent the Company from continuing its operations in whole or in part.

You may suffer dilution if the Secured Notes are converted to common stock.

As of December 31, 2014, the Company had approximately $4.85 million of convertible notes outstanding that, if converted, would require the company to issue approximately 9.5 million shares of common stock. Such conversion would cause the percentage ownership of our current stockholders to be diluted.

Our independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 31, 2015, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2014 concerning the Company’s assumption that it will continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. To date, each of Abtech Holdings and AbTech Industries has only incurred net operating losses resulting in a significant accumulated deficit. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. The Company plans to raise additional capital in the near term and is currently considering the various options available for raising such capital.

We depend on our officers and key employees who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our officers and other key employees. AbTech Industries has employment agreements with its chief executive officer, its chief financial officer, and certain key employees, but we do not think those agreements limit any employee’s ability to terminate his or her employment. We have key person life insurance on Glenn R. Rink, our president, chief executive officer and a director, but we do not have key person life insurance covering any of our other officers or other key employees. The loss of services of one or more of our officers or key employees or the inability to add key personnel could have a material adverse effect on our business. Competition for experienced personnel in our industry is substantial. Our success depends in part on our ability to attract, hire, and retain qualified personnel. In addition, if any of our officers or other key employees join a competitor or form a competing company, we may lose some of our customers.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of current and future key personnel and managers. Our future business depends upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. We may also have to compete with the other companies in our industry in the recruitment and retention of qualified managerial and technical employees. Competition for personnel is intense and confidentiality and non-compete agreements may restrict our ability to hire individuals employed by other companies. Therefore, we may not be successful in attracting or retaining qualified personnel. Our failure to attract and retain qualified personnel could seriously harm our business, results of operations, and financial condition. Furthermore, we may not be able to accurately forecast our needs for additional personnel, which could adversely affect our ability to grow.

The effects of the recent global economic downturn may adversely impact our business, operating results, or financial condition.

The recent global economic downturn has caused disruptions and volatility in global financial markets and increased rates of default and bankruptcy and has impacted levels of consumer and commercial spending. We are unable to predict the duration, severity or pace of recovery of this global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in general economic and financial conditions will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition, or results of operations.

If we do not achieve broad market acceptance of our products and services, we may not be successful.

Although our products and services will serve existing needs, our delivery of these products and services is unique and subject to broad market acceptance. As is typical of any new product or service, the demand for and market acceptance of these products and services are highly uncertain. We cannot assure you that any of our products and services will be commercialized on a widespread basis. The commercial acceptance of our products and services may be affected by a number of factors, including the willingness of municipalities and other commercial and industrial entities to use our products and services to control the quality of water and other fluids. If the markets for our products and services fail to develop on a meaningful basis, if they develop more slowly than we anticipate, or if our products and services fail to achieve sufficient market acceptance, our business and future results of operations could be adversely affected.

Because our products may be designed to provide a solution which competes with existing methods, we are likely to face resistance to change, which could impede our ability to commercialize this business.

Our products may be designed to provide a solution to environmental challenges created by contaminated water and other fluids. Currently, large and well capitalized companies provide services in these areas. These competitors have strong relationships with their customers’ personnel, and there is a natural reluctance for businesses to change to new technologies, particularly in such industries as the oil and gas industries where our future products may be relevant. This reluctance is increased when potential customers make significant capital investments in competing technologies. Because of these obstacles, we may face substantial barriers to commercializing our business.

If we experience rapid growth and we are not able to manage this growth successfully, this inability to manage the growth could adversely affect our business, financial condition, and results of operations.

Rapid growth places a significant strain on financial, operational, and managerial resources. While we engage in strategic and operational planning to adequately manage anticipated growth, there can be no assurance that we will be able to implement and subsequently improve operations and financial systems successfully and in a timely manner to fully manage our growth. There can be no assurance that we will be able to manage our growth and any inability to successfully manage growth could materially adversely affect our business, financial condition, and results of operation.

We have no experience in manufacturing or assembling products on a large scale basis and, if we do not develop adequate manufacturing and assembly processes and capabilities to do so in a timely manner, we may be unable to achieve our growth and profitability objectives.

We have no experience manufacturing or assembling products on a large scale. We do not know whether our current or future manufacturing arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market such products. Even if we are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our target market. Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner, could prevent us from achieving our growth and profitability objectives.

If we fail to continue to develop or acquire new products, adapt to rapid and significant technological change, and respond to introductions of new products, we will not be competitive.

Our growth strategy includes significant investment in and expenditures for product development. We intend to sell products, primarily in the water clean-up sector, which are characterized by rapid and significant technological changes, frequent new product and service introductions, and enhancements and evolving industry standards. Without the timely introduction of new products, services, and enhancements, our products and services may become technologically obsolete over time, in which case our revenue and operating results would suffer.

In addition, our competitors may adapt more quickly to new technologies and changes in customers’ requirements than we can. The products that we are currently developing or those that we will develop in the future may not be technologically feasible or accepted by the marketplace, and our products or technologies could become uncompetitive or obsolete.

The market for our products is highly competitive, and there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies.

The markets for our products and services are expected to remain highly competitive. While we believe our products are unique and have, or will have, adequate patent protection for the underlying technologies, or unique trade secrets, there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies. There are a number of large companies involved in the same businesses as us, but with larger more established sales and marketing organizations, technical staff, and financial resources. We may establish marketing and distribution partnerships or alliances with some of these companies, but there can be no assurance that such alliances will be formed.

Our business may become substantially dependent on contracts that are awarded through competitive bidding processes.

We may sell a significant portion of our products pursuant to contracts that are subject to competitive bidding, including contracts with municipal authorities. Competition for, and negotiation and award of, contracts present varied risks, including, but not limited to:

•	investment of substantial time and resources by management for the preparation of bids and proposals with no assurance that a contract will be awarded to us;

•	the requirement to certify as to compliance with numerous laws (for example, socio-economic, small business, and domestic preference) for which a false or incorrect certification can lead to civil and criminal penalties;

•	the need to estimate accurately the resources and cost structure required to service a contract; and

•	the expenses and delays that we might suffer if our competitors protest a contract awarded to us, including the potential that the contract may be terminated and a new bid competition may be conducted.

If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products and services that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our growth strategy and our business, financial condition, and results of operations could be materially and adversely affected.

We will sell products and services to companies in industries which tend to be extremely cyclical; downturns in those industries would adversely affect our results of operations.

The growth and profitability of our business will depend on sales to industries that are subject to cyclical downturns. Slowdowns in these industries may adversely affect sales by our businesses, which in turn would adversely affect our revenues and results of operations. In particular, our products may be sold to and used by the oil and gas industry, which historically has realized significant shifts in activity and spending due to fluctuations in commodity prices. Our revenues may be dependent upon spending by oil and gas producers; therefore, a reduction in spending by producers may have a materially adverse effect on our business, financial conditions, and results of operations.

The industries in which we may sell our products are heavily regulated and costs associated with such regulation could reduce our profitability.

Federal, state, and local authorities extensively regulate the stormwater and oil and gas industries, which are primary industries in which we may sell our products and offer our services. Legislation and regulations affecting the industries are under constant review for amendment or expansion. State and local authorities regulate various aspects of stormwater and oil and gas activities that ultimately affect how customers use our products and how we develop and market our products. The overall regulatory burden on the industries increases the cost of doing business, which, in turn, decreases profitability.

International sales are also subject to rules and regulations promulgated by regulatory bodies within foreign jurisdictions, and there can be no assurance that such foreign regulatory bodies will not adopt laws or regulatory requirements that could adversely affect our Company.

If chemical companies engage in predatory pricing, we may lose customers, which could materially and adversely affect us.

Municipalities and other commercial and industrial entities traditionally have used chemicals to control the quality of water and other fluids. The chemical companies represent a significant competitive factor. The chemical companies who supply chemicals to such municipalities and other commercial and industrial entities may, in order to maintain their business relationship, drastically reduce their price and seek to undercut the pricing at which we can realistically charge for our products and services. While predatory pricing that is designed to drive us out of business may be illegal under the United States anti-trust and other laws, we may lose customers as a result of any future predatory pricing and be required to file lawsuits against any companies who engage in such improper tactics. Any such litigation may be very expensive which will further impact us and affect their financial condition. As a result, predatory pricing by chemical companies could materially and adversely affect us.

We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

The EPA regulates the registration, manufacturing, and sales and marketing of products in our industry, and those of our distributors and partners, in the United States. Significant government regulation also exists in overseas markets. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.

Failure by us or our partners to comply with current or future governmental regulations and quality assurance guidelines could lead to temporary manufacturing shutdowns, product recalls or related field actions, product shortages, or delays in product manufacturing. Specifically, with regard to the EPA’s conditional approval of the registration of our Smart Sponge Plus products under FIFRA, if the EPA makes additional information requests in the future that we are unable comply with, the EPA’s conditional approval of our registration of Smart Sponge Plus products under FIFRA could be suspended and the Company would then not be able to sell Smart Sponge Plus products. However, the expiration of the conditional approval of Smart Sponge Plus products would not affect our ability to continue to sell the regular Smart Sponge products that do not include an antimicrobial agent. (see Item 1. “BUSINESS – Regulatory” on page 16 of this Annual Report on Form 10-K). Efficacy or safety concerns and/or manufacturing quality issues with respect to our products or those of our partners could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth.

If a natural or man-made disaster strikes our or a third-party’s manufacturing facility that we may use, we may be unable to manufacture our products for a substantial amount of time and our sales and profitability will decline.

The manufacturing facility and manufacturing equipment we use to produce our products will be costly to replace and could require substantial lead-time to repair or replace. Our facility or a third-party’s facility that we use may be affected by natural or man-made disasters. In the event they were affected by a disaster, we would be forced to set up alternative production capacity, or rely on third-party manufacturers to whom we would have to disclose our trade secrets. Although we possess insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses, may not continue to be available to us on acceptable terms, or at all, and may not address the marketing and goodwill consequences of our inability to provide products for an extended period of time.

We may decide to outsource manufacturing in the future. Dependence on contract manufacturing and outsourcing other portions of our supply chain may adversely affect our ability to bring products to market and damage our reputation.

As part of our efforts to streamline operations and to cut costs in the future, we may decide to outsource aspects of our manufacturing processes and other functions. If our contract manufacturers or other outsourcers fail to perform their obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market and our reputation could suffer. For example, during a market upturn, our contract manufacturers may be unable to meet our demand requirements, which may preclude us from fulfilling our customers’ orders on a timely basis. The ability of these manufacturers to perform is largely outside of our control. Additionally, outsourcing may take place in developing countries and, as a result, may be subject to geopolitical uncertainty.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our current or future production costs may adversely affect our financial results.

A significant portion of our strategy will rely upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations, or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, manufacturing, customer service and support, and marketing. From time to time, we may have to adjust the prices of our products and services to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

Failure to obtain sufficient supply of component materials to conduct our business may have an adverse effect on our production and revenue targets.

Our component and materials’ suppliers may fail to meet our needs. We intend to manufacture our products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk, but does expose us to supply risk and to price increases that we may have to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which can contribute to an increase in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We may also not be able to obtain competitive pricing for some of our supplies compared to our competitors. We also cannot assure that the component and materials from domestic suppliers will be of similar quality or quantity as those imported component and materials, which may lead to rejections of component and materials by our customers. In the event the domestic component and materials do not perform as well as the imported component and materials or do not perform at all, our business, financial condition, and results of operations could be adversely affected.

We have limited product distribution experience and we expect to rely on third parties who may not successfully sell our products.

We have limited product distribution experience and currently rely and plan to rely on product distribution arrangements with third parties. We may also license our technology to certain third parties for commercialization of certain applications. We expect to enter into distribution agreements and/or licensing agreements in the future, and we may not be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

We could face significant liabilities in connection with our technology, products, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to our technology development and business operations, such as potential liabilities related to environmental risks. As a business which manufactures and/or markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we have obtained insurance against certain of these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

Our success will depend in part on our ability to develop patentable products and obtain and enforce patent protection for our products in the United States and other countries. We intend to file applications, as appropriate, for patents covering our products. Patents may not be issued for any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology. Any issued patents owned by or licensed to us may be challenged, invalidated, or circumvented, and the rights under these patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position. We could incur substantial costs to defend suits brought against us or suits in which we may assert our patent rights against others. An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations.

We may also rely on trade secrets and proprietary know-how with which we seek to protect our products, in part by confidentiality agreements with our collaborators, employees, and consultants. Nevertheless, these agreements afford only limited protection, and the actions we take to protect our intellectual property rights may not be adequate. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently developed by our competitors. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition, or operating results.

In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of any litigation will be in our favor. Intellectual property litigation may be costly and may divert management attention, as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Operational and Structural Risks

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.

Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

The compensation we pay to our executive officers and employees will likely increase, which will affect our future profitability.

We believe that the compensation we have historically paid to our executive officers is within the lower quartile of compensation paid by peer companies. An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income.

As a public reporting company, we are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 (“SOX”), as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to evaluate our internal control over financial reporting under Section 404 of SOX (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Exchange Act. Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

As a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.

Our management has only limited experience operating the Company as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

SOX, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Although our common stock is quoted on the OTCQB under the symbol “ABHD,” there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	limited “public float” in the hands of a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;
•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates;

•	our ability to obtain adequate working capital financing;

•	changes in market valuations of similar companies;

•	publication (or lack of publication) of research reports about us;

•	changes in applicable laws or regulations, court rulings, enforcement and legal actions;

•	loss of any strategic relationships;

•	additions or departures of key management personnel;

•	actions by our stockholders (including transactions in our shares);

•	speculation in the press or investment community;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to execute our business plan; and

•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may be subject to the penny stock rules which may make it more difficult to sell our common stock.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price, as defined, less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors, such as institutions with assets in excess of $5,000,000 or an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse. For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser’s written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also affect the ability of our stockholders to sell their shares in the secondary market.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common shares are currently traded at low volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common shares are currently traded, but currently with low volume, based on quotations on the OTCQB, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market, and we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market. The occurrence of these patterns or practices could increase the future volatility of our share price.

We have historically not paid dividends and do not intend to pay dividends for the foreseeable future.

We have historically not paid dividends to our stockholders, and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future. Any determination we make regarding dividends will be at the discretion of our Board of Directors and will depend on our results of operations, our financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deem relevant. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation contain a provision permitting us to eliminate the personal liability of our directors to our Company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and shareholders.

FURTHER INFORMATION

The statements contained in this Agreement constitute only a brief summary of certain provisions of the documents referred to herein and the transactions contemplated hereby and thereby. The statements contained herein do not purport to be a complete description of every term and condition of such documents and are qualified in their entirety by reference to such documents. As with any summary, some details and exceptions have been omitted. If any of the statements herein are in conflict with any of the terms of any of such documents, the terms of such documents will govern. Reference is made to the actual documents for a compete understanding of what they contain. Copies of all documents in connection with the transactions described herein are available for inspection at our offices, including our Certificate of Incorporation, as amended, with the transactions described in this memorandum and Bylaws, as amended. In addition, the Company is subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended and files reports with the Securities and Exchange Commission. Such periodic reports can be accessed at www.sec.gov. The Investor and his or her advisor are invited and encouraged to ask questions of the Company with respect to the terms and conditions of the Offering and our business and request additional information necessary to verify information contained herein. We will seek to provide answers and such information to the extent possessed or obtainable without unreasonable effort or expense. For further information contact Lane J. Castleton, Chief Financial Officer, Abtech Holdings, Inc., 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona, 85251.

Schedule 2.1(a)(ii)

Schedule of Stage One Purchasers

As Amended by the Amendment to Financing Agreement

Below is a list of Purchasers providing executed versions of the Securities Purchase Agreements and related funds:

Name of Purchaser	Number of Shares Purchased	Price Paid at Stage One Closing

Golden Properties Ltd	22,857,143	$800,000

Hugo Neu Corporation	42,857,143	$1,500,000

Donald R. Kendall, Jr.	1,428,571	$50,000

Harry Mittelman Revocable Living Trust	2,857,143	$100,000

Christopher Davis	1,428,571	$50,000

Schedule 2.1(a)(iii)

Schedule of Stage One Remaining Debt Holders

As Amended by the Amendment to Financing Agreement

Below is a list of Debt Holders that will provide executed Conversion Agreements prior to the Stage One Closing, which will be effective upon the Stage Two Closing:

Name of Debt Holder	Outstanding Debt (includes principal and interest)	Number of Shares Issued

Donald R. Kendall, Jr.	$219,672.60	7,322,420

Golden Properties Ltd	$5,613,962.27	187,132,076

Harry Mittleman and Brenda Mittleman Living Trust	$112,206.03	3,740,201

Steven W. Kohlhagen IRA	$107,294.52 (note) $25,750 (other debt)	3,576,484 858,333

Upen Bharwada	$103,143.84	3,438,128

Hugo Neu Corporation as successor in interest to Tilly LLC	$669,232.88	22,307,763

Schedule 2.3(a)

Credit to Minimum Offering Amount

As Amended by the Amendment to Financing Agreement

PURCHASER	AMOUNT
Golden Properties Ltd.	$200,000
Hugo Neu Corporation	$1,500,000
Donald R. Kendall	$50,000
Harry Mittelman Revocable Living Trust	$100,000
Christopher Davis	$50,000

Schedule 2.3(b)

Warrants Issued

As Amended by the Amendment to Financing Agreement

PURCHASER	Warrant Shares
Golden Properties Ltd.	200,000
Hugo Neu Corporation	1,500,000
Donald R. Kendall	50,000
Harry Mittelman Revocable Living Trust	100,000
Christopher Davis	50,000